Date:	January 6, 2009
Media Contact:	William H. Galligan	Phone:	816/983-1551

bgalligan@kcsouthern.com

KCS Announces Fourth Quarter 2008 Earnings Release and Conference Call

Kansas City, MO, January 6, 2009. Kansas City Southern (KCS) (NYSE:KSU) will release its financial results for fourth quarter 2008 on Tuesday, February 3, 2009, before the opening of trading on the New York Stock Exchange.

KCS will also hold its fourth quarter 2008 earnings conference call on Tuesday February 3, 2009 at 11:00 a.m. Eastern time. Shareholders and other interested parties are invited to participate via telephone or live webcast. To join the teleconference, please call (877) 407-0782 (U.S. and Canada), or (201) 689-8567 (International). To participate in the live webcast and to view accompanying presentation materials, please log into the KCS website at www.kcsouthern.com immediately prior to the presentation.

A replay of the presentation will be available by calling (877) 660-6853 (U.S. and Canada) or (201) 612-7415 (International) and entering account 286 and conference ID 308645. The replay will be available through February 17, 2009. The webcast will also remain available at www.kcsouthern.com for two weeks after the earnings release.

Headquartered in Kansas City, Mo., Kansas City Southern is a transportation holding company that has railroad investments in the U.S., Mexico and Panama.  Its primary U.S. holding is The Kansas City Southern Railway Company, serving the central and south central U.S.  Its international holdings include Kansas City Southern de Mexico, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal.  Kansas City Southern’s North American rail holdings and strategic alliances are primary components of a NAFTA Railway system, linking the commercial and industrial centers of the U.S., Mexico and Canada.

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